Exhibit 99.2

RMG ML SPORTS HOLDINGS

PRO FORMA UNAUDITED BALANCE SHEET

	June 11, 2026	Pro Forma Adjustments (Unaudited)(1)		As Adjusted (Unaudited)
Assets:
Current assets
Cash	$1,141,734			$1,141,734
Due from Sponsor	6,500			6,500
Prepaid expenses	102,500			102,500
Total current assets	1,250,734			1,250,734
Long-term prepaid insurance	62,500			62,500
Cash held in Trust Account	200,000,000	16,500,000	(1)	216,500,000

Total Assets	$201,313,234	16,500,000		$217,813,234

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued offering costs	$76,971			$76,971
Over-allotment option liability	157,200	(157,200)	(4)	—
Total current liabilities	234,171	(157,200)		76,971
Advisory fee payable	6,000,000	495,000	(3)	6,495,000
Deferred underwriting fee	6,000,000	495,000	(2)	6,495,000
Total Liabilities	12,234,171	832,800		13,066,971

Commitments and Contingencies (Note 6)

Class A ordinary shares subject to possible redemption, $0.0001 par value; 20,000,000 shares at redemption value of $10.00 per share	200,000,000	16,295,400	(1)	216,500,000
		(488,862)	(2)
		86,500	(4)
		606,962	(6)
		16,500,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 210,000 shares issued and outstanding (excluding 20,000,000 shares subject to possible redemption)	21			21
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,666,667 shares issued and outstanding	767	(45)	(5)	722

Additional paid-in capital	—	204,600	(1)	—
		(6,138)	(2)
		(606,962)	(6)
		408,455	(7)
		45	(5)

Accumulated deficit	(10,921,725)	70,700	(4)	(11,754,480)
		(408,455)	(7)
		(495,000)	(3)
Total Shareholders’ Deficit	(10,920,937)	(832,800)		(11,753,737)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$201,313,234	16,500,000		$217,813,234

(1)	See Notes to Pro forma Unaudited Balance Sheet.

F-1

RMG ML SPORTS HOLDINGS

NOTES TO PRO FORMA UNAUDITED BALANCE SHEET

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro forma Balance Sheet presents the Balance Sheet of RMG ML Sports Holdings (the “Company”) as of June 11, 2026 adjusted for the closing of the underwriter’s overallotment option and related transactions, which occurred on June 15, 2026, as described below.

The registration statement for the Company’s Initial Public Offering was declared effective on June 9, 2026. On June 11, 2026, the Company consummated the Initial Public Offering of 20,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of 200,000,000. Each Unit consists of one Public Share and one right (“Share Right”) to receive one eighth (1/8) of a Class A ordinary share upon the consummation of an initial Business Combination (“Public Right”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 210,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, in a private placement to the Company’s sponsor, RMG ML Sports Holdings Sponsor LLC (the “Sponsor”), generating gross proceeds of $2,100,000. Each Private Placement Unit consists of one Class A ordinary share (each, a “private placement share”) and one right to receive one eighth (1/8) of a Class A ordinary share upon the consummation of an initial Business Combination (“Private Placement Right”).

The underwriter was granted a 45-day option following the closing of the Initial Public Offering (the “Over-Allotment Option”) to purchase up to 3,000,000 additional Units (the “Option Units”) to cover over-allotments, if any. On June 15, 2026, the underwriter elected to partially exercise its Over-Allotment Option to purchase an additional 1,650,000 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $16,500,000. On June 16, 2026, the underwriter forfeited the unexercised over-allotment option balance of 1,350,000. As a result of the partial exercise and the forfeiture of the Over-Allotment Option by the underwriter, 550,000 founder shares are no longer subject to forfeiture and 450,000 founder shares were forfeited.

As of June 15, 2026, a total of $216,500,000 of the net proceeds from the Initial Public Offering (including the Option Units) and the sale of the Private Placement Units were placed in the Trust Account.

Pro forma adjustments to reflect the partial exercise and forfeiture of the underwriter’s Over-Allotment Option are as follows:

	Pro forma entry
1	Cash held in Trust Account	16,500,000
	Class A ordinary shares subject to possible redemption		16,295,400
	Additional paid-in capital		204,600
	To record the sale of additional 1,650,000 Option Units at $10.00 per Unit

2	Class A ordinary shares subject to possible redemption	488,862
	Additional paid-in capital	6,138
	Deferred underwriting fee		495,000
	To record additional deferred underwriting fee in relation to the exercise of the Option Units

3	Advisory fee expense	495,000
	Advisory fee payable		495,000
	To record additional advisory fee payable in relation to the exercise of the Option Units

4	Over-allotment option liability	157,200
	Class A ordinary shares subject to possible redemption (exercised portion)		86,500
	Over-allotment option liability reversal to profit & loss (forfeited portion)		70,700
	To close the over-allotment option liability due to the exercise and forfeiture of the Over-Allotment Option

5	Class B ordinary shares	45
	Additional paid-in capital		45
	To record the forfeiture of the 450,000 founder shares in relation to the forfeiture of the remaining 1,350,000 Over-Allotment Option

6	Additional paid-in capital	606,962
	Class A ordinary shares subject to possible redemption		606,962
	To record accretion of Class A ordinary shares subject to possible redemption to an amount of $10.00 per share

7	Accumulated deficit	408,455
	Additional paid-in capital		408,455
	Reclassification of negative Additional Paid in Capital to Accumulated Deficit

F-2